SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2015

BKF CAPITAL GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10024	36-0767530
(State or other	(Commission File No.)	(I.R.S. Employer
Jurisdiction of		Identification Number)
Incorporation)

31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361

(Address of Principal Executive Office) (Zip Code)

(805) 416-7054

(Registrant's telephone number including area code)

3990-B Heritage Oak Court, Simi Valley, California 93063

(Former Address of Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01 Other Events.

Effective March 1, 2015 BKF Capital Group, Inc. (“BKF”) relocated its principal offices to 31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361 (the “Premises”). BKF occupies the Premises pursuant to a license agreement, dated March 1, 2015 (the “License Agreement”) between BKF and Interlink Electronics, Inc. (“Interlink”). BKF’s new telephone number is (805) 416-7054. Pursuant to the License Agreement, BKF licenses one furnished office at the Premises. BKF also has access to a telephone line and other services as described in the License Agreement. BKF shall pay a license fee to Interlink of $12,000 per annum, or $1,000 per month, for use of the Premises.

Steven N. Bronson, BKF’s Chairman, CEO and majority shareholder, is also the Chairman, President and CEO of Interlink. A copy of the License Agreement is attached hereto as Exhibit 10.43

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.43	License Agreement between BKF and Qualstar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, BKF Capital Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2015

BKF Capital Group, Inc.
(Registrant)

By:	/s/ STEVEN N. BRONSON
Steven N. Bronson, President